UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 29, 2012
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BLACK HILLS CORPORATION
(Exact name of registrant as specified in its charter)
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South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400
(Zip Code)
605.721.1700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously disclosed on Form 8-K filed on January 19, 2012, the Registrant's subsidiary Black Hills Non-Regulated Holdings LLC (Non-Regulated Holdings) entered into a definitive agreement to sell all the capital stock of its energy marketing subsidiary, Enserco Energy Inc., to Twin Eagle Resource Management, LLC.
On February 29, 2012, the sale was completed. Net cash proceeds to Non-Regulated Holdings from the transaction are expected to total approximately $160 million to $170 million, considering cash proceeds received to date and any post close adjustments.

Item 9.01 Financial Statements and Exhibits.
(b)    Financial Statements
The Registrant's financial statements included its Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 29, 2012, reflect the classification of Enserco Energy Inc. as discontinued operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By:/s/ Steven J. Helmers
Steven J. Helmers
Senior Vice President
and General Counsel

Date:March 1, 2012

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